Exhibit 10.1

BNDES

[Decal of the 4th Registry of Deeds and Documents of Rio de Janeiro (RTD-RJ) No. 932550 and bar code]

[Stamp of the 4th Registry of Deeds and Documents of Rio de Janeiro (RTD-RJ) with signature of Marcelino Silva – 93580 stating that a copy of the document is available in CD-R format]

CREDIT FACILITY AGREEMENT No. 12.2.1449.1, EXECUTED BETWEEN

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL –

BNDES AND SOLAZYME BUNGE PRODUTOS RENOVÁVEIS LTDA., AS

STATED BELOW:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES (the NATIONAL ECONOMIC AND SOCIAL DEVELOPMENT BANK), herein referred to simply as BNDES, a federal public company with principal place of business in Brasília, Federal District, and services in this City, at Avenida República do Chile, 100, enrolled in the National Register of Legal Entities (CNPJ) under No. 33.657.248/0001-89, by its representatives signed below;

And

SOLAZYME BUNGE PRODUTOS RENOVÁVEIS LTDA., hereinafter referred to as BENEFICIARY, a limited liability company with principal place of business in Orindiúva, State of São Paulo, at Fazenda Moema s/nº, Zona Rural, CEP 15480-000, enrolled in the CNPJ under No. 13.190.609/0001-12, by its representatives signed below;

NOW, THEREFORE, the parties agree with the provisions in the clauses below:

CLAUSE ONE

NATURE, VALUE AND PURPOSE OF THE AGREEMENT

BNDES hereby opens to BENEFICIARY a credit facility in the amount of two hundred and forty-five million, six hundred and ninety-nine thousand Reais (R$ 245,699,000.00), divided into four (04) subcredits, as follows:

I – Subcredit “A”: one hundred and twenty-six million, three hundred and thirty-six thousand Reais (R$ 126,336,000.00), to its account of common funds, which is composed, among other sources, of funds from the Worker’s Aid Fund (FAT), and of funds originating from FAT – Special Deposits, the allocation of which must comply with the laws and regulations applicable to each of the mentioned sources, observing the provisions established for the BNDES Program for Investment Support – BNDES PSI, subject matter of Resolution No. 2.374/2012-BNDES of December 18, 2012, pursuant to the federal laws and regulations in force, as well as the regulations issued by the Brazilian Monetary Council and the State Minister of Finance, with due regard for the provisions in Paragraph Three of Clause Two;

II – Subcredit “B”: eighty-two million, nine hundred and fifty-one thousand Reais (R$ 82,951,000.00), to its account of common funds, which is composed, among other sources, of funds from the Worker’s Aid Fund (FAT), and of funds originating from FAT – Special Deposits, the allocation of which must comply with the laws and regulations applicable to each of the mentioned sources, observing the provisions for the BNDES Program for Investment Support – BNDES PSI, subject matter of Resolution No. 2.374/2012-BNDES of December 18, 2012, pursuant to the federal laws and regulations in force, as well as the regulations issued by the Brazilian Monetary Council and the State Minister of Finance, with due regard for the provisions in Paragraph Three of Clause Two;

III – Subcredit “C”: thirty-five million, one hundred and ninety thousand Reais (R$ 35,190,000.00), to its account of common funds, which is composed, among other sources, of funds from the Worker’s Aid Fund (FAT), and of funds originating from FAT – Special Deposits, the allocation of which must comply with the laws and regulations applicable to each of the mentioned sources, with due regard for the provisions in Paragraph Two of Clause Two;

IV – Subcredit “D”: one million, two hundred and twenty-two thousand Reais (R$ 1,222,000.00), to its account of common funds, which is composed, among other sources, of funds from the Worker’s Aid Fund (FAT), and of funds originating from FAT – Special Deposits, the allocation of which must comply with the laws and regulations applicable to each of the mentioned sources, with due regard for the provisions in Paragraph Two of Clause Two.

PARAGRAPH ONE

The credit now granted is intended to be used as follows:

I – Subcredit “A”: implementation of a pioneering facility with capacity to produce 100 thousand tons/year of oils, through a fermentation process using heterotrophic microalgae, in Orindiúva – SP;

II – Subcredit “B”: acquisition of domestic machinery and equipment that meet the criteria of the Special Industrial Financing Agency [Fundo de Financiamento para Aquisição de Máquinas e Equipamentos Industriais – FINAME], required for the project referred to in item I above;

III – Subcredit “C”: acquisition of machinery and equipment to be imported by BENEFICIARY, required for the project referred to in item I above; and

IV – Subcredit “D”: social investments in the community, in BENEFICIARY’s area of influence.

PARAGRAPH TWO

For purposes of article 12, Paragraph Two, and article 47-A of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” referred to in Clause Thirteen, item I, the project is the one defined under item I of Paragraph One of this Clause.

CLAUSE TWO

AVAILABILITY OF CREDIT

The credit shall be made available to BENEFICIARY in installments once the conditions precedent for its use referred to in Clause Fifteen have been fulfilled based on the need for implementing the financed project and observing the financial schedule of BNDES, which is subject to definition of funds for applications by the Brazilian Monetary Council (CMN).

PARAGRAPH ONE

The funds of this transaction shall be made available to BENEFICIARY by means of non-transferable credit to the checking account opened in its name with BNDES, in which the debits determined by law and those contractually authorized by BENEFICIARY shall be made upon clearance, whose total remaining balance of funds shall be immediately transferred to checking account No. 01722-7, held by BENEFICIARY with Banco Itaú BBA (No. 184), branch No. 0910.

PARAGRAPH TWO

The value of each installment of Subcredits “C” and “D” to be made available to BENEFICIARY shall be calculated according to the criterion established in the law that instituted the Long-Term Interest Rate (TJLP) for determining the debt balance of the financing contracted by the BNDES System by November 30, 1994.

PARAGRAPH THREE

The amount of each installment of Subcredits “A” and “B” to be made available to BENEFICIARY shall be held in Reais (R$) and shall not be changed until the actual clearance thereof.

CLAUSE THREE

INTEREST LEVIED ON SUBCREDIT “A”

Interest shall be levied on the debt principal of BENEFICIARY resulting from Subcredit “A” at the rate of three point five zero percent (3.50%) per year (as remuneration).

SOLE PARAGRAPH

The interest amount shall be payable quarterly, on the fifteenth (15th) day of the months of February, May, August and November of each year, in the period between February 15, 2013 and February 15, 2015, and monthly on, as of and including March 15, 2015, along with the principal amortization installments and upon maturity or settlement of this Agreement, observing the provisions of the Clause “Maturity on Holidays.”

CLAUSE FOUR

INTEREST LEVIED ON SUBCREDIT “B”

Interest shall be levied on the debt principal of BENEFICIARY resulting from Subcredit “B” at the rate of three percent (3.00%) per year (as remuneration).

SOLE PARAGRAPH

The interest amount shall be payable quarterly, on the fifteenth (15th) day of the months of February, May, August and November of each year, in the period between February 15, 2013 and February 15, 2015, and monthly on, as of and including March 15, 2015, along with the principal amortization installments and upon maturity or settlement of this Agreement, observing the provisions of the Clause “Maturity on Holidays”.

CLAUSE FIVE

INTEREST LEVIED ON SUBCREDIT “C”

Interest shall be levied on the debt principal of BENEFICIARY resulting from Subcredit “C” at the rate of one point eight seven percent (1.87%) per year (as remuneration), above the Long-Term Interest Rate (TJLP), disclosed by the Central Bank of Brazil (BC), using the following method:

I – When the TJLP is above six percent (6%) per year:

a) The amount corresponding to the TJLP installment that exceeds six percent (6%) per year shall be compounded on the fifteenth (15th) day of each month of effectiveness of the Agreement and upon its maturity or settlement, observing the provisions in the Clause “Maturity on Holidays” and calculated based on assessment of the following compounding term over the debt balance, considering therein all of the financial events occurring during the period:

TC = [(1 + TJLP)/1.06]n/360 - 1 (compounding term equal to, open brackets, ratio between TJLP plus one unit, and one six hundredth, close brackets, raised to the ratio of “n” and three hundred and sixty, minus one unit), where:

TC – compounding term:

TJLP – Long-Term Interest Rate, disclosed by the Central Bank of Brazil; and

n – Number of days from the date of the financial event to the compounding date, maturity or settlement of the obligation, considering that a financial event is any and all facts of a financial nature which result, or may result, in a change in the debt balance of this Agreement.

b) The percentage of one point eight seven (1.87%) per year above the TJLP (remuneration), mentioned in the main section of this Clause, accreted of the non-compounded installment of the TJLP of six percent (6%) per year, shall accrue over the debt balance on the interest maturity dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, observing the provision in line “a” and considering, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the maturity dates cited above.

II – When the TJLP is lower than or equal to six percent (6%) per year:

The percentage of one point eight seven (1.87%) per year above the TJLP (remuneration), mentioned in the main section of this Clause, accreted of the TJLP itself, shall accrue over the debt balance on the interest maturity dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, considering, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the maturity dates cited above.

PARAGRAPH ONE

The amount mentioned in item I, line “a,” which shall be compounded and incorporated to the debt principal, shall be payable under the terms of Clause Nine.

PARAGRAPH TWO

The amount of interest shall be payable quarterly, on the fifteenth (15th) day of the months of February, May, August and November of each year, in the period between February 15, 2013 and February 15, 2015 and monthly on, as of and including March 15, 2015, along with the principal amortization installments and upon maturity or settlement of this Agreement, observing the provisions of the Clause “Maturity on Holidays.”

CLAUSE SIX

INTEREST LEVIED ON SUBCREDIT “D”

Interest shall be levied on the debt principal of BENEFICIARY resulting from Subcredit “D” using the Long-Term Interest Rate (TJLP) disclosed by the Central Bank of Brazil (BC), observing the following method:

I – When the TJLP exceeds six percent (6%) per year:

a) The amount corresponding to the TJLP installment that exceeds six percent (6%) per year shall be compounded on the fifteenth (15th) day of each month of effectiveness of the Agreement and upon its maturity or settlement, observing the provisions in the Clause “Maturity on Holidays” and calculated based on the assessment of the following compounding term over the debt balance, considering therein all of the financial events occurring during the period:

TC = [(1 + TJLP)/1.06]n/360 - 1 (compounding term equal to, open brackets, ratio between TJLP plus one unit, and one six hundredth, close brackets, raised to the ratio of “n” and three hundred and sixty, minus one unit), where:

TC – compounding term:

TJLP – Long-Term Interest Rate, disclosed by the Central Bank of Brazil; and

n – Number of days from the date of the financial event to the compounding date, maturity or settlement of the obligation, considering that a financial event is any and all facts of a financial nature which result, or may result, in a change in the debt balance of this Agreement.

b) The non-compounded installment of the TJLP of six percent (6%) per year shall accrue over the debt balance on the maturity interest dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, observing the provision in line “a” and considering, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the maturity dates cited above.

II – When the TJLP is lower than or equal to six percent (6%) per year:

The TJLP shall accrue over the debt balance on the interest maturity dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, considering, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the maturity dates cited above.

PARAGRAPH ONE

The amount mentioned in item I, line “a,” which shall be compounded and incorporated to the debt principal, shall be payable under the terms of Clause Nine.

PARAGRAPH TWO

The amount of interest shall be payable quarterly, on the fifteenth (15th) day of the months of February, May, August and November of each year, in the period between February 15, 2013 and February 15, 2015 and monthly on, as of and including March 15, 2015, along with the principal amortization installments and upon maturity or settlement of this Agreement, observing the provisions of the Clause “Maturity on Holidays”.

CLAUSE SEVEN

CREDIT RESERVE CHARGES

BENEFICIARY shall pay BNDES a Credit Reserve Charge of zero point one percent (0.1%), to be charged for a period of thirty (30) days, or a fraction thereof, and accrued over:

I – the unused balance of each credit installment, as of the day immediately following the date it was made available up to the date it is used, when payment thereof shall be required; and

II – the unused credit balance, as of the day immediately following the date it was made available up to the cancellation date, made at the request of BENEFICIARY or by the initiative of BNDES, the payment of which shall be required on the date of the request or the date of the decision by BNDES, as the case may be.

SOLE PARAGRAPH

Accrual of the charge referred to in items I and II, mentioned above, shall occur upon determination of a fund availability method.

CLAUSE EIGHT

DEBT PROCESSING AND COLLECTION

Collection of the principal and charges shall be made by means of a Collection Notice sent by BNDES, in advance, so that BENEFICIARY can settle said obligation on the maturity dates thereof.

SOLE PARAGRAPH

Failure to receive the Collection Notice shall not exempt BENEFICIARY from its obligation to pay the principal installments and the charges on the dates established in this Agreement.

CLAUSE NINE

AMORTIZATION

The debt principal resulting from this Agreement shall be paid to BNDES in seventy-two (72) successive monthly installments, each one in the amount of the debt principal maturing, divided by the number of amortization installments yet to mature, with the first installment maturing on the fifteenth (15th) day of March 2015 and the last on the fifteenth (15th) day of February 2021, observing the provision in the Clause “Maturity on Holidays.”

SOLE PARAGRAPH

BENEFICIARY undertakes to settle on February 15, 2021, with the last amortization installment, all obligations arising from this Agreement.

CLAUSE TEN

TRANSACTION GUARANTEE

In order to ensure the payment of any obligations resulting from this Agreement, such as debt principal, interest, commissions, agreed penalty, fines and expenses, BENEFICIARY shall provide BNDES, through an addendum to this Agreement, as a first mortgage, the surface right held by BENEFICIARY, located in Orindiúva, State of São Paulo, over the actual area of the project referred to in Paragraph One of Clause One, for a term of at least fifty (50) years, to be duly registered under record No. 7,544 of Book No. 2 of the Real Estate Registry Office of the Judicial District of Paulo de Faria – SP, valued at two hundred and eighty-eight million, one hundred and eighty-three thousand Reais (R$ 288,183,000.00), on November 15, 2012.

PARAGRAPH ONE

BENEFICIARY represents to have peaceful and uncontested possession of the properties mentioned in this Clause, free and clear of any lien, including tax charges.

PARAGRAPH TWO

The mortgage created herein shall comprise, in addition to the surfaces rights, all buildings, facilities, machinery, equipment and any other accessions and/or appurtenances which, during the effectiveness of this Agreement, are incorporated into the property, except for the machinery and equipment acquired with FINAME SYSTEM and BNDES funds, while encumbered in favor of the Agents in the related transactions.

PARAGRAPH THREE

BNDES reserves the right to require revaluation of the encumbered properties if, at its discretion, the guarantee suffers depreciation.

PARAGRAPH FOUR

The properties making up the guarantee cannot be disposed of, encumbered, leased, assigned or removed without the prior written consent of BNDES, and must be maintained in perfect operating condition, considering the wear and depreciation resulting from the regular use thereof, free of any taxes and other tax charges.

PARAGRAPH FIVE

BNDES may accept other collateral(s) in replacement of the guarantee defined in the main section of this Clause, subject to the provisions in article 27, and paragraphs of the PROVISIONS APPLICABLE TO BNDES AGREEMENTS,” referred to in Clause Thirteen, item I.

CLAUSE ELEVEN

CHANGE TO LEGAL CRITERION FOR REMUNERATION OF FUNDS

ORIGINATING FROM PIS/PASEP AND FAT FUNDS

In the event the legal criterion for remuneration of funds transferred to BNDES originating from the PIS/PASEP Participation Fund and from the Worker’s Aid Fund (FAT) is replaced, the remuneration set forth in Clauses Five and Six may, at the discretion of BNDES, be performed using the new remuneration criterion for the aforementioned funds, or other criterion indicated by BNDES which not only preserves the actual value of the transaction, but also remunerates it at the same previous levels. In this case, BNDES shall communicate the change in writing to BENEFICIARY.

CLAUSE TWELVE

MATURITY ON HOLIDAYS

All due dates for the amortization installments related to principal and charges occurring on Saturdays, Sundays or national, state, district or municipal holidays, including bank holidays, shall be, for all purposes and effects of this Agreement, transferred to the first subsequent business day, with all charges calculated up to such date, at which time the subsequent regular period for ascertainment and calculation of the charges of this Agreement shall also begin.

SOLE PARAGRAPH

For purposes of the provisions in the main section of this Clause, unless expressly established otherwise herein, the holidays at the location of the principal place of business of BENEFICIARY, the address of which is indicated in this Agreement, shall be considered.

CLAUSE THIRTEEN

SPECIAL OBLIGATIONS OF BENEFICIARY

BENEFICIARY undertakes to:

I – Comply with, as applicable, until final settlement of the debt derived from this Agreement, the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS,” approved by Resolution No. 665 of December 10, 1987; partially amended by Resolution No. 775 of December 16, 1991; by Resolution No. 863 of March 11, 1996; by Resolution No. 878 of September 4, 1996; by Resolution No. 894 of March 6, 1997; by Resolution No. 927 of April 1, 1998; by Resolution No. 976 of September 24, 2001; by Resolution No. 1,571 of March 4, 2008; by Resolution No. 1,832 of September 15, 2009; by Resolution No. 2,078 of March 15, 2011; by Resolution No. 2,139 of August 30, 2011; and by Resolution No. 2,181 of November 8, 2011, all by the BNDES Executive Board, published in the Official Gazette of the Federal Executive (Section I) of December 29, 1987; December 27, 1991; April 8, 1996; September 24, 1996; March 19, 1997; April 15, 1998; October 31, 2001; March 25, 2008; November 6, 2009; April 4, 2011; September 13, 2011 and November 17, 2011, respectively, an issue of which is hereby delivered to BENEFICIARY, which, after becoming aware of the entire content thereof, declares its acceptance thereto as an integral and inseparable part of this Agreement for all legal purposes and effects;

II – Use the total credit amount within the term of up to twenty-four (24) months counted from the date this Agreement is signed, without prejudice to BNDES’ authority, before or after the final day of this term, pursuant to the guarantees established in this Agreement, to extend such term upon express authorization via letter, regardless of other formalities or registration, with the exception that such term shall not be extendable for Subcredits “A” and “B.”

III – Deliver to BNDES, within one hundred and eighty (180) days as of the date of release of the last credit installment resulting from this Agreement, the officially published Operating License for the project financed hereunder issued by the competent environmental agency;

IV – If, due to the project object of Clause One, there occurs a reduction in the staff of BENEFICIARY during the term of effectiveness of this Agreement, offer a training program aimed at work opportunities in the region and/or programs for the reassignment of workers into other companies after having submitted a document to BNDES for evaluation which specifies and confirms the conclusion of the negotiations performed with the competent representative(s) of the workers involved in the dismissal process;

V – Adopt, during the term of effectiveness of this Agreement, measures and actions intended to prevent or correct damages to the environment, occupational safety and health, which may be caused by the project mentioned in Clause One;

VI – Regularly comply with its obligations before environmental bodies throughout the term of effectiveness of this Agreement;

VII – Observe, throughout the term of effectiveness of this Agreement, the legal provisions applicable to individuals with disabilities;

VIII – Communicate to BNDES, on the date of the event, the name and the CPF/MF (Individual Taxpayers’ Register) number of the person who, performing a remunerated role or being one of its owners, controlling parties or directors, has been licensed or invested in office as a Federal Representative or Senator;

IX – Forward to BNDES, within six (6) months as of the date of execution of this Agreement, a term extendable via letter at the sole discretion of BNDES, the details on the social projects mentioned in item IV of Clause One, which must contain at least a description of the intended actions and objectives, as well as the time schedules for implementation and disbursements, to be approved by BNDES.

X – Submit to BNDES, yearly, by the 30th day of April of each year, financial statements for the previous year, audited by an independent auditing firm registered with the Brazilian Securities Commission – CVM.

XI – Submit to BNDES, within one hundred and eighty (180) days as of the date of release of the last credit installment resulting from this Agreement, an authorization from the Brazilian Technical Commission on Biosecurity – CTNBio for the use of genetically modified heterotrophic microalgae in the project mentioned in Paragraph One of Clause One.

XII – Keep BNDES informed of any internal decisions that adversely affect BENEFICIARY’s ability to comply with the obligations set out herein.

XIII – Observe the applicable legal provisions with respect to the contracting of individuals or legal entities located outside Brazil.

XIV – Not dispose of or create a lien on its permanent assets which, individually or collectively, represent an amount in excess of five hundred thousand United States dollars (US$ 500,000.00) per financial year, without the prior authorization of BNDES.

XV – Mention, always with emphasis, the cooperation of BNDES in any disclosure regarding its project, as defined in Paragraph One of Clause One.

XVI – Submit to BNDES, by the thirtieth (30th) day of the months of June and December of each year, a report containing information on its technical, economic and financial condition, subject to the provisions in Paragraph Two of this Clause.

XVII – In and as of the 2014 financial year, to pay dividends in an amount exceeding the minimum mandatory amount and/or pay interest on net equity only after evidencing observance of the financial ratios set out below, in relation to the previous year, as well as having complied with the other obligations established herein. Such ratios shall be ascertained each year in a balance sheet audited by an independent auditing firm registered with the Brazilian Securities Commission, which shall be confirmed to BNDES by the 30th day of April of each year, through the presentation of the mentioned audited financial statements:

a) Debt Service Coverage Ratio greater than or equal to one whole (1.00) related to the years 2014, 2015 and 2016; and one point one zero (1.10) for the 2017 financial year and on; and

b) Net Equity/Total Assets greater than or equal to zero point two zero (0.20).

XVII.(i) – Definitions:

a) Debt Service Coverage Ratio: Cash Generated in the Period over the Debt Service in the Period;

b) Cash Generated in the Period: EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), less Working Capital Variation, less payment of Income Tax and Social Contribution for the previous year. Exclusively for the first period of twelve months of verification of this ratio, the calculation of the Cash Generated in the Period will not take into account the variation of the working capital.

c) EBITDA: Net Operating Income, less Cost of Products Sold, less Operating Expenses (excluding Financial Expenses), plus Depreciation and Amortization;

d) Debt Service in the Period: payment of interest and financial expenses incurred over the Financial Indebtedness, plus amortization of the Financial Indebtedness verified over the period;

e) Financial Indebtedness: short and long term loans, financing, debentures and similar items;

f) Working Capital Variation:

+ accounts receivable at year-end

+ inventory at year-end

+ supplier advances at year-end

- suppliers payable at year-end

- salaries and charges payable at year-end

- taxes payable at year-end

- client advances at year-end

- accounts receivable at previous year-end

- inventory at previous year-end

- supplier advances at previous year-end

+ suppliers payable at previous year-end

+ salaries and charges payable at previous year-end

+ taxes payable at previous year-end

+ client advances at previous year-end

XVIII – Evidence of the creation, in terms satisfactory to BNDES, of a surface right in favor of BENEFICIARY over the actual area of the project, for a minimum term of fifty (50) years, described in item I of Paragraph One of Clause One, through its registration under record No. 7.544 of Book No. 2 of the Real Estate Registry Office of the Judicial District of Paulo de Faria – SP, within a period of eighteen (18) months as of the date of execution of this Agreement.

XIX – Inform BNDES via letter, by the ninetieth (90th) day prior to the final term of the letter(s) of guarantee mentioned in item I and in Paragraph One of Clause Sixteen, if any, of the financial institution(s) that will renew or issue the new letter(s) of guarantee, as provided for in item XX of this Clause;

XX – Present to BNDES, by the forty-fifth (45th) day prior to the final term of the letter(s) of guarantee mentioned in item I and in Paragraph One of Clause Sixteen, the renewal thereof or new letter(s) of guarantee, according to the model supplied by BNDES, respectively issued in accordance with item I and Paragraph One of Clause Sixteen, and duly registered, on pain of this Agreement being deemed early matured, with the debt becoming immediately enforceable and any disbursement being promptly cancelled.

PARAGRAPH ONE

For the purposes of this Agreement, the terms below shall have the following meanings:

I – Economic Group: means the group of persons or entities that, directly or indirectly, are under common Corporate Control, except that the companies submitted to the Shared Corporate Control shall be deemed separate from their controlling shareholders and, therefore, not part of an Economic Group.

II – Corporate Control: means the power held, directly or indirectly, by a person or group of persons with rights that assure them the majority vote in corporate resolutions and/or the power to elect most of the managers of such company, and which actually use their powers to direct the corporate activities and guide the operation of the company’s bodies.

III – Shared Corporate Control: means the Corporate Control exercised by a controlling group made up of individuals or legal entities, who may or may not be bound to a shareholders’ agreement, and who are independent and do not hold individually the Corporate Control, being connected by converging interests.

PARAGRAPH TWO

The Parties agree that the information and documents disclosed under the terms of items XII and XVI of this Clause comply, respectively, with the provisions in item VII (a) and in item XV of article 34 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” mentioned above.

CLAUSE FOURTEEN

RESPONSIBILITY IN CORPORATE SUCCESSION

In the event of corporate succession, any successors of BENEFICIARY must be jointly and severally liable for the obligations arising out of this Agreement.

SOLE PARAGRAPH

The provisions in the main section of this Clause shall not be applicable in case of prior approval by BNDES to the removal of joint and several liability in partial spin-off.

CLAUSE FIFTEEN

CONDITIONS FOR USE OF CREDIT

Use of the credit beyond fulfillment, as applicable, of the conditions set out in articles 5 and 6 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” mentioned above, and of the conditions established in the “FOLLOW-UP RULES AND INSTRUCTIONS”, referred to in article 2 of such “PROVISIONS”, shall be subject to compliance with the following:

I – For use of the first credit installment:

a) Opening, by BENEFICIARY, of a checking account with BNDES.

b) Delivery to BNDES of the personal guarantee instruments referred to in items II and III of Clause Sixteen, according to a notarized and consularized form provided by BNDES, accompanied by an opinion issued, in terms satisfactory to BNDES, by a renowned specialized foreign attorney or law firm designated by BENEFICIARY and accepted by BNDES, attesting to the regularity of the creation of personal guarantees. Such opinion must contain at least the following considerations:

b.1 – The subscribing attorney shall declare that he/she has reviewed the laws and regulations of the guarantor’s country, its bylaws and internal regulatory acts, as well as any other acts that were needed to issue the respective opinion;

b.2 – The lawfulness of the guarantor’s appointment, as well as the capacity and legitimacy thereof to render the guarantee, and compliance with the laws and regulations to assume the obligations set out in the instruments of guarantee, attaching to the opinion a copy of the bylaws or similar document;

b.3 – The guarantor, by its legal representatives, and subject to approval by its decision-making bodies, is empowered to execute and comply with the terms and conditions established in the instruments of guarantee, attaching to the opinion a copy of the act(s) of appointment of the legal representative(s) of the guarantor and of the act of deliberation regarding the rendering of guarantee;

b.4 – The guarantor’s legal representatives who signed the instruments of guarantee are empowered to bind and oblige the guarantor to the terms and conditions contained therein;

b.5 – The execution of the instruments of guarantee does not violate (a) the guarantor’s bylaws, (b) the constitutional rules, treaties, laws, normative and regulatory acts applicable to the guarantor, or any determination by a governmental body imposed to the guarantor, or result in (c) default on any agreement to which the guarantor is a party or through which the guarantor’s properties are encumbered;

b.6 – The instruments of guarantee were executed according to the formalities set forth by the laws and regulations of the guarantor’s country, and constitute a valid, effective and enforceable instrument;

b.7 – All acts were performed and all registrations or authorizations were obtained from governmental agencies, departments, bodies or authorities of the guarantor’s country, designed to assure the execution, validity and performance of the instrument of guarantee by the guarantor;

b.8 – There are no legal or administrative proceedings filed against the guarantor, and should there be any, such proceedings do not hinder the payment capacity of the guarantor.

c) Evidence of reimbursement to BNDES of all costs (including tax charges) and fees incurred with the services provided by the foreign law firm contracted by BNDES to provide assistance related to the guarantees referred to in items II and III of Clause Sixteen;

d) Submission of Letter(s) of Guarantee issued by the financial institution(s) approved by BNDES, in accordance with and under the terms of item I of Clause Sixteen.

e) Evidence of the creation, in terms satisfactory to BNDES, of a surface right in favor of BENEFICIARY over the actual area of the project, described in item I of Paragraph One of Clause One, through its registration under record No. 7.544 of Book No. 2 of the Real Estate Registry Office of the Judicial District of Paulo de Faria – SP;

f) Submission, in terms satisfactory to BNDES, of the instrument of creation of guarantee referred to in Clause Ten, duly registered with the competent Real Estate Registry Office;

g) Submission, in terms satisfactory to BNDES, of the instrument of assignment, conditioned to the occurrence of default on obligations resulting from this Agreement by BENEFICIARY and/or by the guaranteeing parties referred to in items II and III of Clause Sixteen, of the rights of BENEFICIARY resulting from the agreements listed below, with the intermediation and/or consent of the respective counterparties, containing a provision on unilateral termination at the sole discretion of BNDES:

g)1. Utility Supply Agreement, entered into on March 30, 2012 between BENEFICIARY and Usina Moema Açúcar e Álcool Ltda.;

g)2. Feedstock Purchase and Sale Agreement, entered into on March 30, 2012 between BENEFICIARY and Usina Moema Açúcar e Álcool Ltda.

h) In replacement of the conditions contained in items b), c), d), e), f) and g) above, BENEFICIARY may choose to submit to BNDES Letter(s) of Guarantee issued by financial institution(s) approved by BNDES, in accordance with Paragraph One of Clause Sixteen, whereby the guarantor(s) are accountable for a portion of the debt in an amount previously defined by BNDES based on the amount of credit to be cleared.

II – For use of each credit installment:

a) inexistence of any fact that, at the discretion of BNDES, may substantially alter the economic/financial situation of BENEFICIARY or which may jeopardize the execution of the undertaking herein financed, in a manner that changes it or makes its execution impossible, under the terms established in the project approved by BNDES;

b) Presentation, by BENEFICIARY, of the Debt Clearance Certificate related to Social Security Contributions (CND) or the Debt Liability Certificate with Clearance Effects (CPD-EN), issued by the Federal Revenue Office of Brazil through the INTERNET to be extracted by BENEFICIARY at the address www.receita.fazenda.gov.br and verified by BNDES therein;

c) Confirmation of good standing with the environmental bodies, or when said confirmation has already been presented and is in effect, declaration by BENEFICIARY regarding the continued validity of such document;

III – For use of each installment of Subcredit “B”: Presentation, preferably by means of electronic file, of a list containing data which identifies the assets corresponding to the credit installment to be used, describing the equipment, manufacturer, amount, as well as other information that may be requested by BNDES in order to confirm that the machinery and equipment purchased using the funds of this Subcredit are accredited by BNDES.

IV – For use of each installment of Subcredit “C”:

(i) submission of the Foreign Trade Chamber (CAMEX) Resolution, with a list of the assets contemplated by the tax reduction regime [regime de ex-tarifários] specifying the machinery or equipment to be financed, which shall be in force on the date the transaction is contracted; or

(ii) submission of the financed asset import license, attesting to the inexistence of a similar item in the country, through an annotation made by the Foreign Trade Department (DECEX) therein.

V – For use of each installment of Subcredit “D”: submission of the details on the social projects dealt with in item IX of Clause Thirteen of this Agreement.

PARAGRAPH ONE

When the official language of the country is not Portuguese, the opinion mentioned in item I, “b” of this Clause shall be issued in English.

PARAGRAPH TWO

If the opinion mentioned in item I, “b”, of this Clause is issued by an in-house attorney of the guarantor, such opinion shall be notarized.

CLAUSE SIXTEEN

PERSONAL GUARANTEES

The personal guarantees hereunder shall comprise:

I – A guarantee limited to fourteen point three nine percent (14.39%) of the debt, to be formalized through Letter(s) of Guarantee as per the form provided by BNDES, for a minimum term of three (3) years, issued by financial institution(s) which, at the discretion of BNDES, is/are in such economic/financial condition as to grant it/them a certain level of known solvency, and the guarantor(s) shall assume the position of primary obligor(s) for the obligations resulting from this Agreement until they are finally settled, expressly waiving the benefits set out in articles 366, 827 and 838 of the Civil Code, provided that any change in the term or value of the guarantee shall always depend on the prior consent of the guarantor(s), and that, should there be more than one guarantor, the responsibility of each of the guarantors shall correspond to debt percentages that, together, total fourteen point three nine percent (14.39%) of the amount of the debt;

I.(i) The letter(s) of guarantee mentioned in item I must be successively renewed or replaced by letter(s) of guarantee issued under the same terms as those described above, observing the terms and procedures set out in items XIX and XX of Clause Thirteen.

II – A personal guarantee to be rendered by Bunge Limited, in the capacity of joint debtor of BENEFICIARY and primary obligor for the obligations deriving from the Agreement, until final settlement thereof, whose responsibility shall be limited to forty-nine point nine zero percent (49.90%) of the debt, through issuance of an instrument of personal guarantee in terms satisfactory to BNDES, notarized and consularized, expressly waiving the benefits set out in articles 366, 827 and 838 of the Brazilian Civil Code, or, as the case may be, any equivalent benefits that may exist under the laws applicable to the guarantee; and

III – A personal guarantee to be rendered by Solazyme Inc., in the capacity of joint debtor of BENEFICIARY and primary obligor for the obligations deriving from the Agreement, until final settlement thereof, whose responsibility shall be limited to thirty-five point seven one percent (35.71%) of the debt, through the issuance of an instrument of personal guarantee in terms satisfactory to BNDES, notarized and consularized, expressly waiving the benefits of articles 366, 827 and 838 of the Brazilian Civil Code, or, as the case may be, any equivalent benefits that may exist in the laws applicable to the guarantee.

PARAGRAPH ONE

In replacement of the guarantees defined in items I, II and III of the main caption of this Clause and in Clause Ten, BENEFICIARY may submit to BNDES, in guarantee of this Agreement, a guarantee limited to debt installments in amounts to be defined under line “h” of item I of Clause Fifteen, to be formalized through Letter(s) of Guarantee, according to the model supplied by BNDES, for a term of at least three (3) years, to be rendered by financial institution(s) which, at the discretion of BNDES, is/are in such economic/financial condition as to grant it/them a certain level of known solvency, and the guarantor(s) shall assume the position of joint debtor(s) and primary obligor(s) for the obligations resulting from this Agreement, expressly waiving the benefits set out in articles 366, 827 and 838 of the Civil Code, and should there be more than one guarantor, the combined responsibility of each must total the full amount of the debt installment to be guaranteed, provided that any change to the term or the amount of the guarantee shall always depend on the prior consent of the guarantor(s).

PARAGRAPH TWO

The letter(s) of guarantee mentioned in Paragraph One shall be successively renewed or replaced by letter(s) of guarantee issued under the same terms described above, observing the terms and procedures set out in items XIX and XX of Clause Thirteen, until the following items are evidenced to BNDES:

a) The regular creation of all the guarantees defined in items I, II and III of the main section of this Clause;

b) The regular creation of the collateral under the terms of the main section or of Paragraph Five of Clause Ten;

c) The submission, in terms satisfactory to BNDES, of the contractual instruments set out in lines e) and g) of item I of Clause Fifteen.

CLAUSE SEVENTEEN

DEFAULT

In the event of default on the obligations undertaken by BENEFICIARY, the provisions of articles 40 to 47-A of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” referred to in Clause Thirteen, item I, shall be observed.

CLAUSE EIGHTEEN

PROSECUTION FINE

In the event of judicial collection of the debt resulting from this Agreement, BENEFICIARY shall pay a fine of ten percent (10%) over the principal amount and debt charges, as well as extrajudicial and judicial expenses, and attorneys’ fees, due as of the date the judicial collection action is filed.

CLAUSE NINETEEN

EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees shall be lifted and the remaining obligations shall be subject to article 18, paragraph two, of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” mentioned in Clause Thirteen, item I.

PARAGRAPH ONE

BNDES shall not refuse to receive payments in full or partial advance of the debt, provided BENEFICIARY duly communicates such fact at least thirty (30) days in advance.

CLAUSE TWENTY

EARLY TERMINATION

BNDES may declare this Agreement early terminated, considering the debt immediately enforceable, with prompt cancellation of any disbursement, if, in addition to the events set forth in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause Thirteen, item I, the following events are confirmed by BNDES:

a) Reduction in BENEFICIARY staff without compliance with the provision in item IV of Clause Thirteen;

b) Existence of a final and unappeallable decision to condemn due to the performance of acts, by BENEFICIARY, related to child labor, slave labor or crime against the environment;

c) Inclusion in the corporate agreement, bylaws or articles of association of BENEFICIARY, or its controlling companies, of a provision that results in loss to the ability to pay the financial obligations of BENEFICIARY resulting from this transaction;

d) Failure to fulfill any obligation of BENEFICIARY, subject to the provisions in Paragraph Five of this Clause.

e) Occurrence of legal proceeding(s) in a unit or joint amount exceeding five million Reais (R$ 5,000,000.00) against the guaranteeing legal entities, referred to in items II and III of Clause Sixteen, or ruling of bankruptcy or judicial reorganization of such legal entities.

f) Occurrence of a legal proceeding against BENEFICIARY or any event related thereto, which may affect the guarantees created in favor of BNDES.

PARAGRAPH ONE

This Agreement shall be early terminated, with the debt becoming immediately enforceable, and any disbursement being promptly cancelled, in the event of application of the funds granted by this Agreement for a purpose other than that set forth in Clause One. BNDES shall communicate such fact to the Federal Public Attorney’s Office, for the purposes and effects of Law No. 7,492 of June 16, 1986.

PARAGRAPH TWO

This Agreement shall also be early terminated, with the debt becoming immediately enforceable, and any disbursement being promptly cancelled, on the date that the office of Federal Representative or Senator is assumed by any individual who occupies a remunerated position at BENEFICIARY, or is one of its owners, controlling parties or directors, persons subject to the prohibitions set forth in the Federal Constitution, article 54, items I and II. No charges for default shall be incurred, provided payment is made within five (5) business days counting from the date the office is taken, under penalty, if they fail to do so, of application of the charges anticipated for the cases of early termination due to default.

PARAGRAPH THREE

The declaration of early termination based on the stipulation contained in line “b” shall not occur if the imposed redress is fulfilled or while the penalty imposed on BENEFICIARY is being fulfilled, in observance of due legal process.

PARAGRAPH FOUR

In the cases of early termination declared based on article 47-A of the “Provisions Applicable to BNDES Agreements”, the outstanding balance ascertained shall be accreted of the value corresponding to the reimbursement, to the National Treasury, of the amounts related to equalization of interest rate, as set forth in the applicable laws and regulations.

PARAGRAPH FIVE

With respect to the main section of this Clause, BNDES may rule the early termination of this Agreement after the lapse of the following terms, counted from the date BENEFICIARY is notified under the terms of Paragraph Seven of this Clause:

I – Fifteen (15) days, in the event of default on any financial obligations, which include, without limitation, all obligations of payment of principal, interest, fines and other charges established in this Agreement, also encompassing the fines set out in articles 47 and 47-A of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, or;

II – Thirty (30) days, in the event of default on non-financial obligations.

PARAGRAPH SIX

The terms dealt with in Paragraph Five above shall not be applicable in the following situations, and BNDES may determine the early termination of this Agreement immediately after the notice sent under the terms of Paragraph Seven of this Clause:

I – Ruling of bankruptcy or judicial reorganization of BENEFICIARY, and/or;

II – In the cases where the subject must necessarily be communicated to the Public Attorney’s Office, and/or;

III – In the event described in item “b” of the main section of this Clause, observing the provisions of Paragraph Three of this Clause;

PARAGRAPH SEVEN

The notice referred to in Paragraph Five of this Clause shall be made in writing and delivered via fax, mail or in person, to the address of BENEFICIARY included in the preamble of this Agreement.

PARAGRAPH EIGHT

Any notice under the terms of Paragraph Seven above shall be valid and deemed delivered on the date it is received, as evidenced by a protocol signed by BENEFICIARY or, when transmitted by fax or sent by mail, by a notice of receipt.

PARAGRAPH NINE

In the event of financial default, the default interest and other penalties shall be assessed immediately after the maturity thereof, regardless of the ruling of early maturity by BNDES.

PARAGRAPH TEN

In case of noncompliance with a non-financial obligation, the fine set out in article 47 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” shall apply as of the day following the day set by BNDES in this Agreement, or through a judicial or extrajudicial notice for performance of the defaulted obligation, regardless of the ruling of early maturity by BNDES.

CLAUSE TWENTY-ONE

AUTHORIZATION

BENEFICIARY authorizes BNDES to discount from the first credit installment, at the time of its use, the following amounts:

I – Two hundred and thirty-eight thousand, eight hundred and twenty Reais and five centavos (R$ 238,820.05), related to the second and last installment of the Study Commission for the project mentioned in Clause One of this Agreement, the first installment of which, in the amount of two hundred and fifty-two thousand, five hundred and seventy-seven Reais and ninety-five centavos (R$ 252,577.95), was paid on December 14, 2012;

II – Up to fifty-five thousand, five hundred United States dollars (US$55,500.00), corresponding to the amounts incurred with the services rendered by the foreign law firm retained by BNDES to provide assistance services for the project mentioned in Paragraph One of Clause One of this Agreement, by way of Expenses to Reimburse, including, without limitation, the sums referring to the services actually rendered, also to be added taxes, and any other expenses.

SOLE PARAGRAPH

If the amounts mentioned in the main section of this Clause have not been discounted from any installment of release of funds, BENEFICIARY undertakes to pay, within thirty (30) days as of the date of receipt of the written notice sent by BNDES, all costs (including tax charges) and fees incurred with the services provided by the foreign law firm.

CLAUSE TWENTY-TWO

JURISDICTION

The parties elect the courts of Rio de Janeiro and of the headquarters of BNDES to settle any disputes arising out of this Agreement, which cannot be settled out of court.

BENEFICIARY presented Debt Clearance Certificate related to Social Security Contributions—CND No. 001102012-21036609, issued by the Federal Revenue Office of Brazil on November 14, 2012 and valid until May 13, 2013.

The pages of this instrument are initialed by Anaê Matsushita Veronezi, attorney of BNDES, upon authorization by the legal representatives that sign it.

IN WITNESS WHEREOF, the parties sign this instrument in four (04) counterparts of identical content and to one sole effect, in the presence of the undersigned witnesses.

Rio de Janeiro, February 14, 2013

Signature Page of Agreement No. 12.2.1449.1, between BNDES and SOLAZYME BUNGE PRODUTOS RENOVÁVEIS LTDA.

By BNDES:

[signature]	[signature]
Luciano Coutinho	Roberto Zurli Machado
President	Director

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES

By BENEFICIARY:

[signature]	[signature]
Hildo Francisco Henz	Erico Tavares Lopes
CPF	CPF:

SOLAZYME BUNGE PRODUTOS RENOVÁVEIS LTDA.

WITNESSES:

[signature]	[signature]

Name: Thiago Spacek Januario	Name: Ricardo Puccia Filho
Identity:	Identity:
CPF:	CPF:

[Stamp and signature of attorney Anaé M. Veronezi - Brazilian Economic and Social Development Bank found on every page]

[Decal and stamps of the 39th Civil Registry Office of Vila Madalena attesting to the signatures of Hildo Francisco Henz and Erico Tavares Lopes]

[Stamps of the 24th Notary Office of Rio de Janeiro, RJ, attesting to the signature of Luciano Galvao Coutinho and Roberto Zurli Machado]

[Inspection Seals]

[Stamps overleaf]